SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2002

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

          Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On January 9, 2002, the registrant issued a news release regarding the realignment of service operations and a fourth quarter 2001 restructuring charge, a copy of which is filed as Exhibit 20 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

        (c) The exhibit accompanying this report is listed in the Index to Exhibits.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: January 9, 2002	By:	/s/ James A. Sears
James A. Sears Vice President and Chief Accounting Officer

Index to Exhibits

Number	Description	Method of Filing

20	CIGNA Corporation news release dated January 9, 2002	Filed herewith